Exhibit 10.1

PHYSICIAN EMPLOYMENT AGREEMENT

This Physician Employment Agreement (“Agreement”), effective August 10, 2023 (the “Effective Date”), is between Wisconsin Fertility and Reproductive Surgery Associates, S.C., a Wisconsin professional corporation (“Practice”) and Elizabeth Pritts, M.D. (“Physician”). Each of Practice and Physician may be referred to herein as a “Party” or collectively as the “Parties”.

RECITALS

WHEREAS, Practice is a limited liability company which is duly organized under the laws of the State of Wisconsin (the “State”) for the provision of medical services to patients of its operated medical clinic located at 364 Deming Way, Middleton, WI 53562 (the “Clinic”); and

WHEREAS, Practice employs and/or contracts with one or more physicians (each a “Physician”) and midlevel providers to provide professional services within their respective authorized scope of practice; and

WHEREAS, Physician is duly licensed by The State of Wisconsin Medical Examining Board to provide medical services in the State for use in the diagnosis and treatment of patients seeking fertility treatment services; and;

WHEREAS, Practice desires to employ Physician, and Physician desires to be employed by Practice, all on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of, and incorporating the above recitals, the Parties, intending to be legally bound, and in consideration of the mutual promises contained herein, agree as follows:

1. Employment. Practice employs Physician and Physician accepts employment with Practice, each upon all of the terms and conditions described in this Agreement.

2. Duties. At all times during the Term of this Agreement:

2.1 Full Time. Physician agrees to provide quality medical services (the “Services”) as an employee of Practice to all patients assigned by Practice to Physician, and shall devote her full-time efforts in the performance of the Services during hours reasonably scheduled by Practice at the Clinic. “Full-time efforts” shall mean hours consistent with full time employment of 40 hours per week, as well as reasonable hours of on-call duties as mutually agreed to between Employee and Practice. Employee acknowledges as an exempt employee, Employee may from time-to-time work more than 1.0 FTE in a given week and is not eligible for or entitled to overtime. Employee shall not engage in any other medical practice or professional activities during the term of this Agreement, whether for gain, profit, or other pecuniary advantage unless approved in advance and in writing by Practice, which approval may be granted or denied by Practice and/or subject to such conditions as Practice may determine are necessary and appropriate, in its sole discretion. Notwithstanding the above, Employee shall be permitted to engage in duties as a consultant for INVO Bioscience, Inc., and its affiliates, and shall further be permitted to engage in duties as a board and/or committee member on professional associations and groups related to medical services, and such reasonable services by her shall not be construed as breaching the terms of this section provided that Employee shall not serve on a board or committee for another medical services entity engaged directly in the provision of fertility and/or OB/GYN services without the prior consent of the Practice.

2.2 Compliance with Laws and Rules; Physician to Exercise Independent Professional Medical Judgment. Physician shall comply with all: (a) applicable federal, state, and local laws, rules, and regulations, and court and administrative rules, writs, and standards, including, without limitation, those relating to the practice of medicine (collectively, “Law”); (b) policies, practices, standards, rules, and regulations (collectively, “Rules”) established by Practice and its affiliates, and the Clinic, provided that the Rules do not materially alter Physician’s duties, rights, or obligations set forth herein; and (c) agreements to which Practice or any of its affiliates is a party, or to which Practice or its affiliates may become a party, including, without limitation, agreements with Payers (as defined below). The Agreement is intended by the Parties to comply with the exception to the Stark Law for personal service arrangements at 42 C.F.R. 411.357(d) and the safe harbor from the federal Anti-Kickback Statute for personal services and management contracts at 42 C.F.R. 1001.952(d). The Parties acknowledge and agree that Physician shall exercise, and shall be solely responsible for, her independent professional judgment regarding the treatment of any particular patient, provided that Physician’s treatment of patients shall be in accordance with generally accepted standards of medical care, established methods of her clinical specialty, clinical standards established by Practice, any requirements set forth by Physician’s and Practice’s professional liability insurance carrier, and in accordance with Law.

2.3 Compliance Warranty. Physician acknowledges that she has reviewed and agrees to comply with the Compliance Warranty attached to this Agreement as Schedule A.

2.4 Other Duties. Physician shall perform such administrative and other duties and functions incidental and related to her duties and assist Practice, as requested by Practice, with administrative duties, which are relevant to the Services and necessary for the on-going operation of Practice, and shall use Practice’s facilities, clinical and non-clinical equipment, instruments, pharmaceuticals, medical devices, supplies and services of Practice’s clinical and non-clinical staff only for the professional purposes for which they are intended and not for any personal or private use. Physician must also maintain, at Physician’s sole expense, a telephone number where Physician can be contacted by staff and patients at all times.

2.5 In-Office and On-Call Hours. Practice shall have the right and responsibility to prescribe the reasonable working hours for physicians employed by Practice, including, but not limited to, Physician. Physician and Practice shall mutually agree to schedules for Physician’s services and shall cooperate in setting reasonable schedules for Physician. Physician shall ensure that she is available when reasonably scheduled by Practice to provide in-office and on-call services for patients.

2.6 Licensure and Certifications; Representations and Warranties; Incident Reporting. As a continuing condition of employment, Physician agrees to maintain all necessary and applicable state and federal licenses, certifications, and authorizations to perform the Services as determined by Practice. Physician represents and warrants that Physician has never, at any time: (a) had Physician’s professional license, DEA license, any license or authorization required under State law to prescribe controlled substances, board certification in her specialty, status as a provider in Medicaid, Medicare or Tricare (if enrolled) (each, a “Federal Health Care Program”), or staff privileges at any hospital or medical facility limited, suspended, relinquished, terminated, restricted or revoked, or (b) been reprimanded, sanctioned, disciplined, suspended, debarred or excluded by any licensing board or any federal, state or local society or agency, governmental body, hospital, third party payer or specialty board. Physician agrees to immediately notify Practice in writing if any of the events enumerated in (a)-(b) of this Section 2.6 should occur during the Term, which notice must describe the allegation or occurrence in reasonable detail and provide Practice with sufficient information to evaluate the issue. Physician shall cooperate in good faith with Practice to provide any necessary requested follow-up information. Physician further covenants that she has disclosed and will promptly disclose to Practice: (x) the existence and basis of any proceeding against Physician instituted in any jurisdiction by any plaintiff, governmental agency, health care facility, peer review organization or professional society which involves any allegation of substandard care, substance abuse, professional misconduct or violation of Law raised against Physician; and (y) any allegation of substandard care, substance abuse, professional misconduct or violation of Law raised against Physician by any person or agency during the Term hereof. Finally, Physician shall immediately notify Practice of any incidents, unfavorable occurrences, adverse events, notices or claims arising out of or relating to the Services (each an “Incident” and collectively, the “Incidents”) as soon as she becomes aware of an Incident. Physician shall cooperate with Practice and its representatives in good faith in the investigation and defense of any such Incidents.

2.7 Limitation of Authority. Physician acknowledges and agrees that she may not enter into any transactions or agreements on Practice’s behalf without the express prior written consent of Practice, which may be withheld in Practice’s sole discretion.

2.8 Cooperation in Proceedings. During and after the Term, the Parties shall provide all reasonable assistance to each other in order to (a) assert any rights under any insurance policies that provide liability or other coverage for the Services or Practice, or (b) assist either Party in defense of professional liability or other legal, regulatory, or administrative actions in which it appears that the other Party may be a fact witness, with reimbursement of reasonable expenses.

2.9 HIPAA. At all times, Physician shall: (a) comply with the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act and its implementing regulations (collectively, “HIPAA”), and all other federal and state privacy and security laws, rules and regulations related to the provision of medical services; (b) comply with the privacy and security policies of Practice; and (c) access only those medical records required for Physician’s provision of patient care and any other Practice-approved purposes.

2.10 Medical and Other Records. Physician agrees to timely and accurately complete all medical, time, financial and other records, forms, and other documentation with respect to patient care in accordance with Law and the policies and procedures of Practice and all of its applicable Payers. All files and records of every type pertaining to Practice’s patients for whom Physician renders services under this Agreement shall belong to Practice, and Physician shall not, during or after the Term, without the express written consent of Practice and the patient, remove them from Practice’s premises, copy them, or allow them to be so removed or copied, except as reasonably required in the ordinary course of patient care provided by Physician as an employee of Practice. Upon the expiration or earlier termination of Physician’s employment with Practice, Physician shall promptly return to Practice all such records in her possession; provided that in such instance, Practice shall retain and maintain all such records through any applicable statute of limitations for claims by a patient for professional malfeasance. To the extent permitted by law, following the expiration or termination of this Agreement, Physician or her representative shall have access to records to the extent necessary to defend a malpractice case, peer review, licensure or similar administrative or professional matters.

2.11 Access to Records. Upon written request, and in accordance with applicable Law, Physician and Practice each agrees, to the extent that the records are within such a Party’s or its agent’s possession, to make available to the appropriate governmental agencies and other applicable, authorized third parties any records and documentation necessary to certify the nature and extent of the Services provided by Physician under this Agreement.

2.12 Duty to Account; Power of Attorney. Physician agrees that all fees, collections, consideration, accounts receivable and monies due for Physician’s professional services and for ancillary services furnished for Practice during the Term shall be the exclusive property of Practice (the “Practice Receivables”). Physician shall not seek additional payments for the Services performed hereunder and shall accept the payment made from Practice as payment in full for the Services. Physician shall timely complete all appropriate, accurate and complete information and documentation necessary for Practice to timely bill for such Services. Physician irrevocably assigns to Practice all Practice Receivables and acknowledges that she shall not be entitled to any Practice Receivables. Physician appoints Practice as her attorney-in-fact to execute, deliver and/or endorse checks, applications for payments, insurance claim forms or other instruments or documents necessary for Practice to collect fully all Practice Receivables and other sums due with respect to the Services. Physician agrees to execute and deliver to Practice any additional agreement(s), acknowledgment(s), or other instrument(s) necessary to effectuate such assignment. This power of attorney is coupled with an interest, is irrevocable, and shall survive the expiration or termination of this Agreement (with respect to any services rendered by Physician on behalf of Practice prior to such expiration or termination). Physician also agrees that whenever necessary, Practice shall be entitled to obtain and maintain, or transfer, any of Physician’s registration, identification or similar numbers necessary to bill and collect for services rendered by Physician hereunder, including but not limited to her National Provider Identifier.

2.13 Payers. Practice shall have the sole and exclusive right and authority to enter into contractual relationships with patients, HMOs, IPAs, PPOs, ACOs, integrated delivery networks, employers, employer groups, governmental entities (including Federal Health Care Programs), public or private healthcare exchanges, or other managed care or reimbursement arrangements (collectively, “Payers”) on Physician’s behalf. Physician shall at all times remain credentialed as a participating provider by the Payers designated by Practice. Physician shall not contract with any Payers without Practice’s prior written consent. Physician agrees to solely accept the compensation paid to her by Practice for the Services under this Agreement and shall not seek or accept compensation from any Payer or any other person or entity for the Services. Upon request from Practice, Physician shall promptly provide any information and execute any relevant documents required by a Payer for credentialing or any other purpose.

3. Total Compensation; Withholding. For the Services to be rendered by Physician under this Agreement, Practice shall pay to Physician an initial amount of annual compensation with an aggregate value equal to $450,000.00 (“Total Compensation”), based on services performed by Physician as a full-time employee. Practice shall withhold and/or deduct from all compensation payable to Physician under this Agreement any and all sums required to be withheld and/or deducted for income taxes, social security, unemployment taxes, and all other taxes, charges and amount required to be withheld and/or deducted under the Internal Revenue Code of 1986, as amended, and any other applicable Law in effect at any time during the Term. The Parties represent and agree that the Total Compensation is consistent with, as of the Effective Date, and during the Term, will be no greater than, the fair market value of the services provided by Physician and is not, and will not be, determined in a manner that takes into account in any manner Physician’s referrals or other business generated for Practice.

4. Benefits, Professional Liability Insurance Premium Reimbursements. In addition to Physician’s compensation, Practice shall pay premiums due to maintain Physician’s medical malpractice insurance coverage for the Services. Practice shall, at is sole discretion, determine the carrier, the amount of coverage, and all other matters related to medical malpractice insurance. Physician shall be eligible to participate in all of Practice’s health and welfare and retirement benefit plans in accordance with Practice’s policies and the applicable plan documents. Practice retains the right to terminate or alter, in its sole and absolute discretion, any benefit plans or policies at any time.

5. Expenses. Practice shall compensate Physician for reasonable expenses associated with required licensure and registration, upon approval of documentation submitted by Physician, the sufficiency of which shall be determined by Practice in its sole discretion.

6. Scheduled Time Off. Physician shall be entitled to paid time off (“PTO”) for vacation and sick leave. Physician’s PTO allotment is twenty-five (25) days. Unused PTO during any calendar year will be forfeited and may not be carried over to a subsequent year. PTO shall only be used at times and intervals mutually agreed to by Physician and Practice. Practice’s consent to Physician’s request to use PTO shall not be unreasonably withheld. Upon termination of this Agreement for any reason whatsoever, Physician shall not be entitled to any compensation for any unused PTO. For the avoidance of doubt, Physician will not accrue PTO and will be paid solely in accordance with the compensation methodology described herein during the period of any time off. [Physician shall also be entitled to seven (7) days paid time off for continuing medical education (“CME”), and shall be entitled to reimbursement of CME expenses of up to $3,000 per annum].

7. Term and Termination.

7.1 Term. The term of this Agreement shall begin on the Effective Date and continue for a period of three (3) years, unless earlier terminated as provided herein (the “Term”).

7.2 Automatic Termination. Notwithstanding anything herein to the contrary, this Agreement shall automatically and immediately terminate in the event of: (a) Physician’s death; (b) Physician is debarred under any Law or is excluded, or otherwise made ineligible, from participating in any federal or state healthcare program; (c) the revocation, loss, limitation, suspension for more than thirty (30) days, or curtailment of Physician’s: (i) license to practice medicine in the State, (ii) federal DEA license or other right to prescribe controlled substances, (iii) enrolled provider status with a Payer or, if applicable, a Federal Health Care Program, (iv) other licenses, certifications, or authorizations required to perform the Services, or (v) privileges at any of the area hospital used by Practice or its subsidiaries; (d) Physician’s incapability of being covered by professional liability insurance at rates reasonably equivalent to those available with respect to the other physician employees of Practice; or (e) at the discretion of Practice, if Physician suffers a permanent disability and is unable to perform the essential duties of the employment contemplated by this Agreement, and within then applicable laws protecting disabled workers. For purposes of this Agreement, “permanent disability” is defined as the inability by reason of physical or mental illness, accident, or other cause to perform the essential duties for which Physician was hired for a period of six (6) weeks or more. The term “permanent disability” shall not include or mean maternity leave or an injury hindering mobility such as a badly broken leg. As an equal opportunity employer, Practice shall comply with all laws protecting Physician’s right to return to work in the event Physician becomes temporarily disabled or suffers an injury or illness that the medical practice can accommodate.

7.3 Termination by Agreement. In the event Practice and Physician shall mutually agree in writing, this Agreement may be terminated on the terms agreed by the Parties. Thereafter, this Agreement may be mutually extended upon written agreement of the Parties.

7.4 Practice’s Termination With Cause. Practice may terminate this Agreement for cause upon Physician’s breach of any term of this Agreement that remains uncured to Practice’s satisfaction within thirty (30) days after written notice from Practice, including any failure to comply with the Compliance Warranty terms set forth at Schedule A; provided, that notwithstanding anything herein to the contrary, Practice shall have the right, exercisable in its sole and absolute discretion, to terminate this Agreement immediately in the event of any of the circumstances set forth below, which shall not be subject to any advance notice or cure period:

7.4.1 Physician’s commission of any felony or crime involving (i) moral turpitude; (ii) dishonesty, or (iii) Physician’s employment hereunder;

7.4.2 Subject to Section 2.2, Physician’s (i) refusal or intentional failure to perform the Services or otherwise comply with her duties hereunder, following a lawful direction from Practice or one of its supervisors, managers or delegates to perform an act within the scope of Physician’s employment, or comply with a lawful directive or policy, rule or regulation or procedure of Practice, and which refusal or intentional failure is not cured within two (2) business days of written notice thereof, or (ii) negligent failure to comply with any of the foregoing, which negligent failure is not corrected by Physician to Practice’s reasonable satisfaction within ten (10) business days of written notice thereof, provided that Practice shall not be required to provide Physician with a cure right for any subsequent failure to abide by a duty or violation hereunder for which she was previously given a cure right;

7.4.3 Physician’s violation of Practice’s substance abuse policy described in Section 8;

7.4.4 Physician’s: (a) misappropriation or diversion of assets or business opportunities of Practice; (b) commission of fraud, or embezzlement; (c) violation of applicable healthcare Laws, (d) violation of Law or a personal act of dishonesty, either of which affect Practice, its business operations, financial conditions, assets, or prospects; or (e) violation of Law that materially affects Physician’s performance or ability to perform any of her duties or responsibilities under this Agreement;

7.4.5 Physician’s (i) commission of a material act of professional misconduct; (ii) commission of an act that endangers patient health and safety, (iii) failure to otherwise perform Physician’s duties and responsibilities to the reasonable satisfaction of Practice, or (iv) Physician’s breach of any fiduciary duty to Practice;

7.4.6 Physician’s commission of acts that in any material way jeopardize or damage the professional integrity or reputation of Practice or the relationships of Practice; or

7.4.7 Physician’s substantial or repeated unprofessional behavior, which continues after written notice thereof to Physician, and which includes without limitation, insubordination; disruptive conduct; disrespect of any office or facility staff or nursing or hospital staff, or any patients; repeated tardiness; failure to come to work or adhere to the published schedule; verbal or physical altercations; harassment or discrimination of any kind, including but not limited to, statements or gestures that are derogatory or of a sexual nature; retaliation; or any other behavior that interferes with the Services.

7.5 Physician’s Termination With Cause. Physician shall have the right to terminate this Agreement in the event of Practice’s material breach of any term of this Agreement that is not corrected by Practice within thirty (30) days of written notice given to Practice of the occurrence of such breach, specifying the material breach with sufficient detail to enable Practice to cure.

7.6 Termination by Either Party Without Cause After the Term. Either Party may terminate this Agreement upon the expiration of the Term of this Agreement, or at any time thereafter, by providing the other party written notice at least 180 days prior to the effective date of the termination.

7.7 Termination of Relationship; Obligations on Termination. Upon the expiration or termination of Physician’s employment pursuant to this Agreement, Physician shall (i) immediately vacate Practice’s premises at the Clinic, (ii) promptly deliver, within five (5) days, to Practice all Practice property, including without limitation any telephone, pager, keys, electronic or medical equipment or other item that was supplied to Physician by Practice, Confidential Information and other materials (in any form, whether written or otherwise) relating to Practice, its business affairs, patients and potential patients, (iii) fully cooperate with respect to any required notifications and communications in connection with the cessation of employment, and (iv) promptly complete all medical charts and other documentation for Services performed through such date. Neither Party shall have any further obligations hereunder except for: (i) obligations accruing prior to the date of expiration or termination, and (ii) obligations, promises, or covenants contained in this Agreement which are expressly made to extend beyond the Term, including but not limited to Practice’s obligation to compensate Physician through the date of the expiration or earlier lawful termination of this Agreement. Physician must, in addition the duties set forth herein, perform any transition services reasonably necessary or appropriate for Practice to transition its clinical management and operations to one (1) or more additional physicians, as mutually agreed to by Physician and Wood Violet Fertility LLC (the “Transition Services”). Physician expressly acknowledges and agrees that she will not be entitled to any additional compensation hereunder in connection with the Transition Services, and further, that any failure by Physician to comply with the terms of this Section 7.6 will constitute a material breach of this Agreement.

8. Non-Competition. Physician agrees that during the Term of this Agreement and for the period of two (2) years following the termination of Physician’s employment, Physician will not directly or indirectly engage in, own, manage, operate, control, be employed by, act as an agent for, receive any monetary benefits from or in connection with, or be connected in any other manner with the ownership, management, operation or control of any individual, association, corporation, partnership or other entity which is engaged in businesses which are or may be competitive to the business of the Practice in any geographic area within twenty (20) miles of any location owned or operated by Practice, or any location at which Practice has taken substantial steps to commence operations during Physician’s employment with Practice.

9. Substance Abuse. Physician shall not at any time during the Term abuse controlled substances, prescription drugs, over-the-counter medications, alcohol or illegal drugs or substances, nor use, be under the influence, or be impaired by any of the foregoing when performing the Services. Nothing in this Section 8 shall prohibit Physician from taking medications lawfully prescribed by a medical doctor or over-the-counter medications or drinking alcohol socially so long as such activities do not interfere with Physician’s capacity to perform the Services. Physician shall comply with any additional specialty specific or state-specific drug and alcohol testing policies and other requirements adopted by Practice from time to time.

10. Confidentiality. Physician acknowledges that, in connection with the provision of Services under this Agreement, Physician will acquire and make use of confidential information and trade secrets of Practice, including, but not limited to, business plans, methods of operation, pricing policies, marketing strategies, patient records (including but not limited to patient names, addresses, contact information, or medical history), patient lists, financial statements, research, experimental work, contracts, and other materials or records of a proprietary nature (collectively, the “Confidential Information”). Physician agrees that the Confidential Information, even though Physician may have participated in its creation, is Practice’s exclusive property. Accordingly, except as required by Law or for the performance of the Services, Physician shall not, at any time, either during or after termination of this Agreement, use, reveal, report, publish, copy, transcribe, transfer, or otherwise disclose to any person, corporation, or other entity any of the Confidential Information without the prior written consent of Practice, which may be withheld in Practice’s sole discretion. Physician acknowledges that the information identified above is valuable to Practice and that disclosure cannot be fully compensated by monetary damages and will result in irreparable harm to Practice. Physician consequently waives the defense of the adequacy of money damages in connection with any effort by Practice to obtain equitable enforcement of this Section and agrees that Practice shall be entitled to injunctive relief to enforce the terms of this Section without the necessity of posting a bond or undertaking. If Physician is requested, subpoenaed, ordered, or directed by a court or administrative body having jurisdiction over Physician to make such use or divulgence, Physician shall promptly inform Practice of such request, subpoena, order, or direction and afford Practice the opportunity to seek a protective order or other relief limiting or prohibiting that disclosure. In the event that Physician is required to disclose Confidential Information, she shall do so with the least amount of disclosure possible to comply. Physician shall be permitted to disclose such Confidential Information to Physician’s attorney and/or accountant or other advisors in connection with their provision of professional services to Physician if disclosure of such Confidential Information is required to permit such person to provide professional services to Physician and if such person is informed of the confidential nature of the Confidential Information and the restrictions contained in this Agreement and before that disclosure is made agrees to be bound by the same.

11. Miscellaneous.

11.1 Entire Agreement; Further Assurances. This Agreement supersedes any prior or contemporaneous agreements between the Parties relating to this Agreement’s subject matter and constitutes the sole and entire agreement of the Parties with respect to the matters contained in this Agreement, and any representation, inducement, promise, or agreement, whether oral or written, which pertains to those matters and is not embodied in this Agreement shall be of no force or effect. Each Party shall execute and deliver such documents and perform such acts that are or may become necessary to effectuate and carry out the purposes of this Agreement.

11.2 Governing Law; Jurisdiction, and Venue. This Agreement shall be interpreted, construed and governed according to the laws of the State, without reference to its choice of law rules. Any suit involving any dispute or matter arising under this Agreement shall be brought in a state or federal court located in the State having jurisdiction over the subject matter. The Parties hereby irrevocably consent to the exercise of personal jurisdiction and venue by any such court for any such proceeding(s).

11.3 Dispute Resolution. If a dispute arises between Practice and Physician with regard to this Agreement, either Party may give notice to the other Party invoking the dispute resolution process to discuss the areas of disagreement and to negotiate in good faith regarding possible solutions. Such discussion will take place within seven (7) days. If the informal discussions between the Parties do not result in a resolution of the dispute, then the Parties will name a neutral mediator. However, if the Parties are unable to agree on a single mediator within fourteen (14) days after receipt of notice invoking the dispute resolution process, the mediator will be selected in accordance with the alternative dispute resolution process established by the American Health Lawyers Association. The mediator will have no authority to impose a resolution, but will work with the Parties to reach a mutually acceptable solution. Each Party will give the mediator their full cooperation and will participate in good faith in all sessions convened by the mediator, which must take place within thirty (30) days of selecting the mediator. The costs of engaging such mediator shall be borne by the Practice. The Parties each expressly acknowledge and agree that this Section 10.3 is permissive in nature only, and nothing set forth herein will in any way abridge either Party’s rights under this Agreement (including with respect to termination as permitted pursuant to Sections 7.2 , 7.3, 7.4, and 7.5) or provided by applicable law.

11.4 Counterparts; Electronic Signatures and Transmission. This Agreement may be executed in counterparts, each of which shall be deemed an original and together shall constitute one and the same Agreement. The Parties may deliver executed signature pages to this Agreement by facsimile, electronic mail or other transmission method. No Party may raise as a defense to the formation or enforceability of this Agreement, and each Party forever waives any such defense, to either (a) the use of a facsimile, email, or such other transmission method to deliver a signature or (b) the fact that any signature was signed and transmitted by facsimile, email, or such other transmission method.

11.5 Severability. In the event that any of the provisions of this Agreement shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of Agreement shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or areas of restriction and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court.

11.6 Waiver of Breach. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent, or subsequent breach of the same or any other provision of this Agreement and no waiver shall be effective unless made in writing. No waiver of any of the provisions of this Agreement shall be deemed a waiver of any other provision, irrespective of similarity, or shall constitute a continuing waiver unless otherwise expressly provided. Except as otherwise provided in this Agreement, no delay or omission in the exercise of any right, power or remedy accruing to any Party as a result of any breach or default by any other Party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later.

11.7 Notices. Any notice or other communication required or permitted hereunder shall be in writing and furnished either by personal delivery, overnight mail, or by certified mail, return receipt requested. Any such notice or communication shall be deemed received (i) at the time of delivery if sent by personal delivery, or (ii) on the date of delivery in the case of overnight mail, and (iii) three (3) business days following proper mailing thereof with postage prepaid in the case of certified mail.

11.8 Review by Counsel; Expenses. Each Party acknowledges that such Party has been given an opportunity to have this Agreement reviewed by the counsel of such Party’s choice, and that this Agreement has either been so reviewed or such Party has determined to waive such review. Each Party shall pay its own expenses incident to the negotiation and preparation of this Agreement.

11.9 Paragraph Headings; Terms. The paragraph headings herein are for convenience only and in no manner shall be construed as a part of this Agreement. Terms, nouns, and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the context may require.

11.10 Amendment; Assignment; Mergers and Consolidation; Successors and Assigns. This Agreement may be amended only by a written instrument signed by both Parties. Physician shall not have the right to assign or delegate this personal service agreement or any of her rights or obligations under this Agreement. Practice may freely assign and/or delegate any or all of its rights and duties under this Agreement to an affiliate of Practice, including as a result of a change of control. The rights and obligations of Practice under this Agreement shall inure to the benefit of and be binding upon and enforceable by its respective successors and permitted assigns.

11.11 Remedies. Physician agrees that the covenants contained in Section 9 of this Agreement as well as the provisions of this Agreement concerning Physician’s duty to account (as set forth in Section 2.12), and Physician’s obligation to provide access to records (as set forth in Section 2.12) are necessary for the protection of Practice’s legitimate business and professional duties, and are reasonable in scope and content. These legitimate business interests include, without limitation, Confidential Information; substantial business relationships with existing and prospective customers, clients, and patients; client and patient goodwill associated with Practice’s ongoing business and as evidenced by the various trademarks, trade names, service marks, and trade dress used by Practice or any of its affiliates in connection with its business; and the extraordinary and specialized training provided by Practice. Physician further agrees that, if Physician breaches any of the provisions referenced in Section 2.11, Section 2.12, and Section 9, Practice will suffer irreparable harm and monetary damages may not provide Practice with an adequate remedy. Accordingly, Physician agrees that Practice may, to the extent permitted by applicable Law, seek and obtain injunctive relief (without the posting of a bond or proving any other surety) against the breach or threatened breach of the referenced provisions as well as all other rights and remedies available at Law and equity, including, without limitation, the right to be indemnified by Physician for all claims, damages, actions, and suits whatsoever for a breach of these provisions. Practice may, to the extent awardable by a court of competent jurisdiction, also seek compensatory and punitive damages from Physician for any material breach of this Agreement to the extent permitted by applicable Law.

11.12 No Third Party Beneficiaries. All obligations of Practice under this Agreement are imposed solely and exclusively for Physician’s benefit. No other person shall have standing or any right to enforce Practice’s obligations under this Agreement.

11.13 WAIVER OF JURY TRIAL. EACH PARTY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ALL LITIGATION RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP OF THE PARTIES. PHYSICIAN ACKNOWLEDGES THAT THIS JURY TRIAL WAIVER APPLIES TO ANY CLAIM THAT IS BROUGHT AGAINST THE PRACTICE AND/OR ITS AFFILIATES.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

PRACTICE:

Wisconsin Fertility and Reproductive Associates, S.C.,

a Wisconsin corporation

By:	/s/ Elizabeth Pritts, M.D.
Name:	Elizabeth Pritts, M.D.
Its:	President

PHYSICIAN:

/s/ Elizabeth Pritts, M.D.
Elizabeth Pritts, M.D., an individual

Schedule A

COMPLIANCE WARRANTY

Practice has a mission to provide quality healthcare in compliance with all federal and state laws and applicable healthcare practice standards. Practice maintains a compliance program to ensure compliance with federal and state laws and regulations among all employees, including Physicians, and the effectiveness of the compliance program depends on the diligence and efforts of every person contributing to Practice’s success. Physician understands Practice’s commitment to compliance and agrees to abide by this Compliance Warranty, Practice’s compliance program, and applicable federal and state laws and regulations. Physician shall report to Practice’s compliance officer any known or suspected violations of this compliance program.

COMPLIANCE ESSENTIALS

1. Patient-Related Services Documentation

a.	Physician will accurately and completely document Services rendered by Physician.
b.	Physician will familiarize himself or herself with the features of the electronic medical record system utilized by Clinic and avoid taking shortcuts that could result in unintended medical record deficiencies.
c.	Physician will not document Services not rendered.

2. Privacy and Security Information

a.	Practice provides privacy and security information tools for the purpose of encrypting sensitive information.
b.	Physician shall securely handle all PHI and other sensitive information in Physician’s possession.
c.	Physician will log off of any systems, lock Physician’s access to any systems, and avoid sharing username and passwords.
d.	When discussing health information with a patient or authorized party, Physician will do so privately or, if in a public space, speak softly. Physician will never divulge sensitive health information (i) in public or (ii) in the presence of family and friends without patient consent.
e.	Physician will avoid unauthorized photographs, and will refrain from posting any patient’s private information on any social media.
f.	Physician will immediately notify Practice if Physician becomes aware of an unauthorized use, access or disclosure, or if Physician believes he/she has lost any equipment or device containing private information.

3. Patient Referral Prohibitions

a.	Physician will refrain from accepting any gifts from or providing any gifts to Facility without the advance written authorization of Practice.
b.	Physician will refrain from referring patients that Physician treats under contract with Practice to any other health organization wherein Physician has a financial interest, unless Physician has a permitted contractual obligation with Practice.